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As filed with the Securities and Exchange Commission on March 10, 2003

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PACCAR Inc
Exact Name of the Registrant

Delaware	91-0351110
State of Incorporation	I.R.S. Employer Identification No.

777-106th Avenue N.E.
Bellevue, Washington 98004
Address of Principal Offices

(425) 468-7400
Telephone Number

PACCAR Inc Long Term Incentive Plan
Full Title of the Plan

Janice M. D'Amato
PACCAR Inc
777-106th Avenue N.E.
Bellevue, Washington 98004
(425) 468-7431
Agent's Name and Address

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $1 par value	4,500,000 shares	Not applicable	$210,915,000.00[1]	$17,063.02 (.0000809)

        The contents of Registration Statement Nos. 33-47763 and 333-39161 are incorporated by reference.

1 The aggregate offering price was estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $46.87 based on the average of the high ($47.44) and low ($46.30) prices reported for the Common Stock in the over-the-counter market on March 6, 2003, as reported on the Nasdaq National Market.

Item 5.    Interests of Named Experts and Counsel.

        Ms. D'Amato, who provided the Opinion of Counsel attached as Exhibit 5, is an officer (Secretary) and employee (Counsel) of PACCAR Inc.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 10th day of March, 2003.

PACCAR Inc
By	/s/ J. M. D'AMATO J. M. D'Amato Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on March 10, 2003 in the capacities indicated.

/s/ M. C. PIGOTT M. C. Pigott	Chairman and Chief Executive Officer (principal executive officer)
/s/ M. A. TEMBREULL M. A. Tembreull	Vice Chairman (principal financial officer)
/s/ R. E. ARMSTRONG R. E. Armstrong	Vice President and Controller (principal accounting officer)
J. M. Fluke, Jr.*	Director, PACCAR Inc
G. Grinstein*	Director, PACCAR Inc
D. J. Hovind*	Director, PACCAR Inc
D. K. Newbigging*	Director, PACCAR Inc
J. C. Pigott*	Director, PACCAR Inc
W. G. Reed, Jr.*	Director, PACCAR Inc
H. C. Stonecipher*	Director, PACCAR Inc
M. A. Tembreull*	Director, PACCAR Inc
H. A. Wagner*	Director, PACCAR Inc
*By	/s/ M. C. PIGOTT M. C. Pigott Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit No.	Exhibit	Sequentially Numbered Page
4	Instrument Defining Rights of Stockholders. Reference is made to Appendix A of the 2002 Proxy Statement, dated March 19, 2002	N/A
5	Opinion of Janice D'Amato, Counsel for the Registrant
23.1	Consent of Independent Auditors
23.2	Consent of Janice D'Amato (included in Exhibit 5)
24.1	Power of Attorney

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Item 5. Interests of Named Experts and Counsel.